UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2004

Fellows Energy Ltd.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33321	33-0967648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Interlocken Boulevard, Suite 400, Broomfield, Colorado 80021

(Address of Principal Executive Offices) (Zip Code)

(303) 327-1525

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

Pursuant to a Convertible Debenture, Warrants and Security Agreement by and among Fellows Energy Ltd. (“Fellows” or the “Company”) and two purchasers, O & G Capital, LLC (a Nevada Limited Liability Company) and Techee Cheung (a foreign individual) (collectively the “Purchasers”), each dated as of June 4, 2004 and forms of which are attached hereto as Exhibits 99.2, 99.3 and 99.4 (collectively, the “Agreements”), the Company issued to the Purchasers in a private placement a convertible debenture with a conversion price of $1.25 per share of common stock, subject to anti-dilution adjustments (the “Debenture”). The offering resulted in gross proceeds to the Fellows, prior to the deduction of fees and costs, of approximately $1,000,000. The Debenture is secured by the assets of Fellows. In connection with the placement, Fellows also issued warrants to the Purchasers to purchase an aggregate amount of up to 400,000 shares at $1.50 per share. The warrants are exercisable for two years following conversion of the Debenture at an exercise price of $1.50, subject to anti-dilution adjustments. The net proceeds from the offering will be used by Fellows for working capital needs and other general corporate purposes.

The conversion price of the Debenture and the exercise price of the warrants are subject to customary anti-dilution rights. In addition, if Fellows issues common stock at a price less than the conversion price of the Debenture, then the conversion price shall be reduced to such lower price. Under such circumstances, the exercise price of the warrants would be adjusted to the same price as the conversion price. As part of the placement, Fellows agreed to provide piggyback registration rights to register for resale all of the shares of Common Stock issuable upon conversion of the Debenture and upon exercise of the warrants.

The terms of this financing are complex. This summary of the terms is general in nature and is qualified by reference to the actual Agreements attached hereto. Stockholders desiring a more complete understanding of these securities are urged to refer to such exhibits.

The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of the Purchaser that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general solicitation conducted in connection with the sale of the securities.

The Debenture, the warrants and the shares of common stock issuable upon conversion thereof have not been and may not be offered or sold in the United States absent registration under the Securities Acts of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	N/A

(b)	N/A

(c)	Exhibits

Exhibit No.
99.1	Press Release dated June 17, 2004

99.2	Form of Convertible Debenture issued by Fellows Energy Ltd., dated June 4, 2004

99.3	Form of Warrant to Purchase Common Stock of Fellows Energy Ltd., dated June 4, 2004

99.4	Form of Security Agreement of Fellows Energy Ltd., dated June 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLOWS ENERGY LTD.

Date: June 17, 2004	By:	/s/ George S. Young
	Name:	George S. Young
	Title:	Chief Executive Officer, President and Acting Chief Accounting Officer

Exhibit Index
99.1	Press Release dated June 17, 2004

99.2	Form of Convertible Debenture issued by Fellows Energy Ltd., dated June 4, 2004

99.3	Form of Warrant to Purchase Common Stock of Fellows Energy Ltd., dated June 4, 2004

99.4	Form of Security Agreement of Fellows Energy Ltd., dated June 4, 2004